UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): March 31, 2014

Agra Nutraceuticals Corporation

(Exact name of registrant as specified in its charter)

Colorado	033-17966-LA	94-3030021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 SW 12th Ave, Ste 500, Deerfield Beach, Florida USA 33442

(Address of Principal Executive Offices)

(954) 324-3449
(Registrant’s telephone number, including area code)

International Wood Corporation 155 W. Washington Blvd. # 1005 Los Angeles, CA 90015
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02 Attached as Exhibits are audited financial statements for periods ending December 31 2011 and December 31, 2012.

Agra Neutraceuticals (the "Company") is amending Item 2.01 of its 8-K filed on April 18, 2014, deleting the disclosure in this item in its entirety.

Item 5.01 Changes in Control of Registrant.

Agra Nutraceuticals (the “Company”) is amending Item 5.01 of its 8-K filed on April 18, 2014, deleting the disclosure in this item in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company is amending Item 5.02 as David Lilly was a director of the Company since its inception and Mr. Sassoon resigned as an Officer and Director on August 1, 2008 and has not been re-elected or appointed an Officer or Director of the Company.   Mr. Sassoon was president of the Company’s subsidiary, Norwest SA.

Item 9.01 Audited financial statements of Registrant for the years 2011 and 2012 follow.

Agra Nutraceuticals (the “Company”) is amending Item 9.01 of its 8-K filed on April 18, 2014, deleting the disclosure in this item in its entirety. The financial statements were filed in the 8K dated April 18, 2-4 were not reviewed by a PCAOB Auditor and were filed accidently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agra Nutraceuticals Corporation

DATE: March 2, 2020

  /s/David Lilly________________

Name:  David Lilly

Title: Director, Secretary